Exhibit I


                         AGREEMENT REQUIRED BY
                             RULE 13d-1(f)


     Each of the undersigned agrees that this Schedule 13D is being filed on behalf of each of them.


                          SCANA CORPORATION


                          By: s/William B. Timmerman
                              Its: President
                          Date: March 26, 1996



                          MPX SYSTEMS, INC.



                          By: s/William B. Timmerman
                              Its: President
                          Date: March 26, 1996